Exhibit 10.7

NEITHER THE SECURITIES REPRESENTED BY THIS OPTION NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE; THEREFORE, THE TRANSFER OF THIS OPTION OR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF IS SUBJECT TO COMPLIANCE WITH THE CONDITIONS SPECIFIED BELOW, AND NO SUCH TRANSFER OF THIS OPTION OR SUCH SHARES SHALL BE VALID UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED.

EPAM SYSTEMS, INC.

2006 STOCK OPTION PLAN

FORM OF STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (the “Agreement”) is made this                     ,             , by and between EPAM SYSTEMS, INC., a Delaware corporation (the “Company”), and                      (the “Participant”).

WHEREAS, the Board of Directors of the Company considers it desirable and in the Company’s interest that the Participant be given an opportunity to purchase its shares of common stock, par value $0.001 per share (the “Shares”), pursuant to the terms and conditions of the Company’s 2006 Stock Option Plan, as may be amended from time to time (the “Plan”) to provide an incentive for the Participant and to promote the interests of the Company and its affiliates.

NOW, THEREFORE, it is agreed as follows:

1. Incorporation of the Terms of the Plan. This Stock Option Agreement is subject to all of the terms and conditions of the Plan, and the terms of the Plan are hereby incorporated herein by reference and made a part hereof. Capitalized terms not defined in this Agreement shall have the meanings ascribed to them by the Plan. The Participant hereby acknowledges and agrees that the Participant has received a copy of the Plan.

2. Grant of Option. The Company hereby grants to Participant an option to purchase from the Company                      shares of Common Stock (“Option Shares”) at the exercise price per Share set forth below. Subject to earlier expiration or termination of the option granted hereunder, this option shall expire on the 10th anniversary of the date hereof. This Agreement and the Option Shares are not intended to qualify as an incentive stock option within the meaning of Section 422 of the United States Internal Revenue Code of 1986, as amended.

3. Period of Exercise of Option. The Participant shall be entitled to exercise the option granted hereunder to purchase Option Shares as follows:

Exercise Date	No. of Shares	Exercise Price Per Share

in each case, together with the number of Option Shares which Participant was theretofore entitled to purchase.

4. Additional Exercise Periods. In the event of the death of the Participant, or if the Participant’s employment or relationship with the Company or its subsidiaries is terminated for any reason, the option granted hereunder may be exercised (if applicable) in accordance with the terms and conditions of the Plan.

5. Method of Exercise. In order to exercise the options granted hereunder, Participant must give written notice to the Chief Financial Officer of the Company (or if there is no Chief Financial Officer, then to the Chief Executive Officer of the Company) at the Company’s principal place of business, accompanied by full payment of the exercise price for the Option Shares being purchased, in accordance with the terms and conditions of the Plan.

6. Manner of Payment. The Participant shall pay the option price for Option Shares purchased upon exercise of the option as set forth in the Plan.

7. Resolution of Disputes. In the event of any question or dispute concerning the construction, interpretation, or application of any of the provisions of this Agreement or of the Plan, the determination of such matter by the Committee, if reasonable and made in good faith, shall be final, conclusive, and binding upon the Participant.

8. Capitalized Terms. Any capitalized term not defined in this Agreement shall have the meaning ascribed to it by the Plan.

[signatures contained on the following page]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seal, intending this to be a sealed instrument, as of the date first above written.

ATTEST:	EPAM SYSTEMS, INC.

	By:	__________________________________________ (SEAL)
Name:
Title: President & CEO

WITNESS:	PARTICIPANT:

____________________________________________ (SEAL)
Name:

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